Exhibit 4(g)(4)

EXECUTION COPY

AMENDMENT NO. 3 TO THE

CREDIT AGREEMENT

Dated as of October 19, 2009

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT among XEROX CORPORATION, a New York corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Agent have entered into an Amended and Restated Credit Agreement dated as of April 30, 2007, as amended by Amendment No. 1 dated as of October 27, 2008 and Amendment No. 2 dated as of April 23, 2009 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a) The definition of “Debt for Borrowed Money” is amended by adding to the end thereof a new sentence to read as follows:

“Debt for Borrowed Money” will be calculated net of cash and cash equivalents on hand at the Company in an amount not to exceed $3,000,000,000 that are the net cash proceeds of indebtedness for borrowed money (other than Excluded Proceeds) incurred by the Company or any of its Subsidiaries on or after September 27, 2009, until the earliest of (a) the ACS Closing Date, (b) five days after the abandonment or termination of the ACS Acquisition Agreement and (c) five days after June 27, 2010 (which is the “Outside Date”, as defined in the Commitment Letter dated September 27, 2009 among the Company, J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A.), or such later date agreed by the parties providing commitments to the Bridge Facility described in such Commitment Letter; provided, that (i) the netting provision described above shall continue to apply after the date specified in clauses (b) or (c) above with respect to net cash proceeds not to exceed $700,000,000 from indebtedness issued in capital markets transactions until the date the Company’s 7.125% senior notes due 2010 are no longer outstanding; and (ii) the periods specified in clauses (b) and (c) above shall be extended, with respect to cash and cash equivalents reserved for payment of debt securities for which notices of redemption have been delivered to the holders thereof, by the minimum period required for such notices in the instruments governing such securities (but only to the extent such periods are customary for prepayment or redemption notices).

(b) The following new definitions are added to Section 1.01 is appropriate alphabetical order:

“ACS” means Affiliated Computer Services Inc.

“ACS Acquisition Agreement” means the Agreement and Plan of Merger dated as of September 27, 2009 among the Company, a newly-formed wholly-owned Subsidiary of the Company and ACS.

“ACS Closing Date” means the date the acquisition of ACS by the Company or a Subsidiary of the Company pursuant to the terms of the ACS Acquisition Agreement.

“ACS Transaction” means the acquisition of ACS pursuant to the terms of the ACS Acquisition Agreement, the refinancing of ACS indebtedness and payment of expenses related thereto.

“Excluded Proceeds” means (a) the principal amount of Advances used to fund the ACS Transaction in an amount not more than $500,000,000, and the principal amount of Advances not used to fund the ACS Transaction, (b) intercompany indebtedness, (c) debt of Foreign Subsidiaries for working capital purposes or otherwise in the ordinary course of business (but excluding, in any event, indebtedness issued in any public or Rule 144A-style capital markets transaction), (d) other debt of Foreign Subsidiaries of up to $375,000,000 (reduced by the amount of debt of Domestic Subsidiaries incurred pursuant to Section 5.02(c)(viii)) and (e) borrowings of up to $500,000,000 under the Amended and Restated Loan Agreement dated as of October 21, 2002 between Xerox Lease Funding LLC and General Electric Capital Corporation, as amended.

(c) Section 3.03(a)(iii) is amended in full to read as follows:

(iii) the Company’s ratio of Debt for Borrowed Money, after giving effect to such Borrowing or issuance, to Consolidated EBITDA (a) for each period of four Fiscal Quarters ended on or before September 30, 2010 shall not be greater than 4.25:1, (b) for the period of four Fiscal Quarters ending on or about December 31, 2010 shall not be greater than 4.00:1 and (c) for each period of four Fiscal Quarters ending thereafter shall not be greater than 3.75:1.

(d) Section 5.03(a) is amended in full to read as follows:

(a) Leverage Ratio. Maintain a ratio of Debt for Borrowed Money as of the end of such Fiscal Quarter to Consolidated EBITDA (i) for each period of four Fiscal Quarters ending on or before September 30, 2010 of not greater than 4.25:1, (ii) for the period of four Fiscal Quarters ending on or about December 31,

2010 of not greater than 4.00:1 and (c) for each period of four Fiscal Quarters ending thereafter of not greater than 3.75:1.

SECTION 2. Extension of Termination Date. Certain Lenders (“Extending Lenders”) have agreed to extend the Termination Date applicable to their respective Commitments to April 30, 2013 by so indicating on the signature pages to this Amendment. By execution of this Amendment, the Company and the Required Lenders hereby waive the requirements of Section 2.19(a) to the extent such Section imposes timing and notice requirements to any extension of the Termination Date by the Extending Lenders.

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders and the Agent shall have additionally received a certificate signed by a duly authorized officer of the Company stating that:

(i) The representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the date of such certificate as though made on and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true on and as of such earlier date), before and after giving effect to this Amendment, as though made on and as of such date; and

(ii) No event has occurred and is continuing that constitutes a Default.

SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5. Costs and Expenses The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

XEROX CORPORATION

By
Title:

CITIBANK, N.A., as Agent and as Lender

By
Title:

JPMORGAN CHASE BANK, N.A.

By
Title:

BANK OF AMERICA, N.A. (individually and as successor by merger to Merrill Lynch Bank USA)

By
Title:

BARCLAYS BANK PLC

By
Title:

BNP PARIBAS

By
Title:

By
Title:

DEUTSCHE BANK AG NEW YORK BRANCH

By
Title:

By
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By
Title:

UBS AG, STAMFORD BRANCH

By
Title:

By
Title:

WILLIAM STREET COMMITMENT CORPORATION

By
Title:

LEHMAN COMMERCIAL PAPER INC.

By
Title:

MIZUHO CORPORATE BANK, LTD.

By
Title:

THE NORTHERN TRUST COMPANY

By
Title:

THE BANK OF NEW YORK MELLON

By
Title:

DANSKE BANK A/S

By
Title:

PNC BANK, NATIONAL ASSOCIATION

By
Title:

STATE STREET BANK AND TRUST COMPANY

By
Title:

U.S. BANK, N.A.

By
Title:

INTESA SANPAOLA S.P.A.

By
Title:

MORGAN STANLEY SENIOR FUNDING

By
Title:

CHASE LINCOLN FIRST COMMERCIAL CORPORATION

By
Title:

EXTENDING LENDERS

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Title: